Exhibit 3.1

LEXINGTON REALTY TRUST

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST: The Amended and Restated Declaration of Trust of Lexington Realty Trust, a Maryland real estate investment trust (the “Trust”), is hereby amended by changing the name of the Trust from Lexington Realty Trust to LXP Industrial Trust by deleting existing Article SECOND in its entirety and substituting in lieu thereof a new article to read as follows:

SECOND: The name of the trust is “LXP Industrial Trust” and, so far as may be practicable, the Trustees shall conduct the Trust’s activities, execute all documents and sue or be sued under that name, which name (and the word “Trust” where used in this Declaration of Trust), except where the context otherwise requires, shall refer to the Trustees collectively but not individually or personally nor to the officers, agents, employees or shareholders of the Trust or of such Trustees. Under circumstances in which the Trustees determine the use of such name is not practicable or under circumstances in which the Trustees are contractually bound to change that name, they may use such other designation or they may adopt another name under which the Trust may hold property or conduct its activities.

SECOND: The amendment to the Declaration of Trust of the Trust as set forth above has been duly approved by at least a majority of the entire Board of Trustees as required by law. The amendment set forth herein is made without action by the shareholders of the Trust, pursuant to Section 8-501(e)(2) of the Maryland REIT Law.

THIRD: These Articles of Amendment shall become effective December 15, 2021.

FOURTH: The undersigned acknowledges these Articles of Amendment to be the trust act of the Trust and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this 14th day of December, 2021.

ATTEST:		LEXINGTON REALTY TRUST

/s/ Joseph S. Bonventre		By:	/s/ T. Wilson Eglin	(SEAL)
Name:	Joseph S. Bonventre		Name:	T. Wilson Eglin
Title:	Secretary		Title:	President